UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 17, 2013

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, Texas 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Blue Dolphin Energy Company (“Blue Dolphin”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on December 11, 2013. At the Annual Meeting, stockholders considered and voted upon two proposals. The proposals, number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes for non-routine items as to each such matter, are set forth below.

Proposal (1) Elect five directors to serve on Blue Dolphin’s Board of Directors (the “Board”) until the next annual meeting of stockholders or until their successors shall be elected and qualified, or until their earlier resignation or removal; and

	Votes
	For	Against	Withheld	Broker Non-Votes

Ivar Siem	8,429,136	0	545	0
John N. Goodpasture	8,429,295	0	386	0
Christopher T. Morris	8,429,448	0	233	0
A. Haag Sherman	8,429,295	0	386	0
Herbert N. Whitney	8,429,295	0	386	0

Proposal (2) Ratify the selection of UHY LLP as Blue Dolphin’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

Votes
For	Against	Abstain

8,429,482	122	77

For Proposal (1), all director nominees were elected to the Board. For Proposal (2), the proposal was approved with the majority of votes cast in favor exceeding the votes cast against.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2013

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)